Exhibit 10.3
AMENDMENT TO
WINDSTREAM MANAGEMENT DEFERRED COMPENSATION PLAN
     The Windstream Management Deferred Compensation Plan (the “Plan”) is amended, effective as of December 29, 2006, as follows:
“Each Participant’s Deferred Compensation Account balance under the Plan (as adjusted for earnings through December 31, 2006) will be transferred and credited to the Participant’s “Prior Plan Account” under the Windstream 2007 Deferred Compensation Plan (the “2007 Plan”) as of January 1, 2007. As a result of such transfer and crediting, all of the Company’s obligations and Participant’s rights under the Plan shall automatically be extinguished and become obligations and rights under the 2007 Plan without further action and the Plan shall automatically be terminated, in each case effective as of January 1, 2007.”
     This amendment has been approved and signed by an authorized officer of Windstream Corporation as of the date specified above.

WINDSTREAM CORPORATION
By:	/s/ John P. Fletcher
	Name:	John P. Fletcher
	Title:	Executive Vice President and General Counsel